                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 is entered into as of September 16, 1998 (the "Amendment"), by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy") and GREEN MANUFACTURING, INC., a Delaware corporation ("Green") (P&F, Florida Pneumatic, Embassy and Green, the "Co-Borrowers"), and EUROPEAN AMERICAN BANK, a New York banking corporation (the "Bank").

                                   BACKGROUND

         P&F, Florida Pneumatic and Embassy (the "Original Co-Borrowers") and the Bank are parties to a Credit Agreement, dated as of July 23, 1998 (as amended, restated, supplemented or modified, from time to time, the "Credit Agreement"), pursuant to which the Bank provides the Original Co-Borrowers with certain financial accommodations.

         The Original Co-Borrowers have informed the Bank that (i) Green has entered into an Asset Purchase Agreement, dated as of the date hereof, pursuant to which Green will acquire certain assets of Green Manufacturing, Inc., an Ohio corporation ("Old Green").

         The Co-Borrowers have requested that the Bank (i) include Green as a Co-Borrower under the existing credit facility and (ii) amend certain provisions of the Credit Agreement and the Bank is willing to do so on the terms and conditions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

         Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                         Amendments to Credit Agreement.


         Section 1.1. The first paragraph of the Credit Agreement is hereby amended in its entirety to provide as follows:

         "CREDIT AGREEMENT dated as of July 23, 1998, by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy") and GREEN MANUFACTURING, INC., a Delaware



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         corporation ("Green", and, collectively, with P&F, Florida Pneumatic and Embassy, the "Co-Borrowers") and EUROPEAN AMERICAN BANK, a New York banking corporation (the "Bank").

         Section 1.2. Section 1.1 of the Credit Agreement is hereby amended as follows:

                  a. the following defined terms are hereby added in their appropriate alphabetical order:

                  "Amendment No. 1" shall mean Amendment No. 1 to Credit Agreement among the Co-Borrowers and the Bank dated as of the Amendment No. 1 Effective Date.

                  "Amendment No. 1 Effective Date" shall mean September 16,
         1998.

                  "Asset Purchase Agreement" shall mean the Asset Purchase Agreement between Old Green and Green, dated as of the Amendment No. 1 Effective Date, and all exhibits and schedules thereto.

                  "Green" shall mean Green Manufacturing, Inc., a Delaware corporation.

                  "Green Letter of Credit" shall mean that certain Letter of Credit issued by the Bank for the benefit of Green pursuant to and in accordance with the terms and conditions of the Reimbursement Agreement.

                  "Green Letter of Credit Outstanding" shall mean, at any time, the face amount of the Green Letter of Credit.

                  "Indenture" shall mean the Trust Indenture dated as of November 1, 1994, between the Issuer and the Trustee, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "Issuer" shall mean the County of Wood, Ohio, and its successors.

                  "Old Green" shall mean Green Manufacturing, Inc., an Ohio corporation.

                  "Reimbursement Agreement" shall mean the Reimbursement Agreement, dated as of the Amendment No. 1 Effective Date, between the Bank and Green,

                  "Trustee" shall mean PNC Bank, Ohio, National Association.

                  b. the following defined terms are amended in their entirety to provide as follows:

                  "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Agreements, the Corporate Guaranties, the Pledge Agreement, the Reimbursement Agreement, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter or thereafter be amended, supplemented or otherwise modified from time to time.



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                  "Revolving Credit Note" shall mean the amended and restated
         promissory note of the Co-Borrowers in the form attached as Exhibit A to Amendment No. 1 evidencing the Revolving Credit Loans, as the same may be amended, supplemented, restated or otherwise modified, from time to time.

                  "Term Loan Commitment" shall mean the Bank's obligation to make Term Loans to the Co-Borrowers pursuant to Section 2.04 hereof in an aggregate principal amount equal to the difference between (a) $15,000,000 and (b) the Green Letter of Credit Outstanding.

                  c. The definition of "Letter of Credit" is hereby amended by
(i) adding a period after the word "business" on the eighth line thereof and
(ii) by deleting the remainder of said definition.

         Section 1.3. Section 2.06(a) of the Credit Agreement is hereby amended by deleting the third sentence thereof in its entirety and replacing it with the following sentence in its place and stead:

         "Furthermore, in no event shall (i) the Aggregate Bankers Acceptances Outstanding, exceed an amount in excess of $8,000,000, at any time and
         (ii) (A) the Aggregate Letters of Credit Outstanding plus (B) the Green Letter of Credit Outstanding, exceed $8,000,000, at any time.

         Section 1.4. Subsections (i) and (j) of Section 7.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "(i) Liens on assets acquired in a Permitted Acqusition, provided, that such Liens (i) only cover assets acquired thereunder and
         (ii) are the result of the continuation of Liens on such assets in existence of the date of closing of such Permitted Acquisition;

                  (j) Liens on assets acquired in the Green Acquisition, provided, that such Liens (i) only cover assets acquired thereunder and
         (ii) are the result of the continuation of Liens on such assets in existence of the date of closing of the



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Green Acquisition;"

         Section 1.5. Section 8.01 of the Credit Agreement is hereby amended by
(a) deleting the "or" at the end of subsection "(i)" thereof, (b) by deleting the comma at the end of subsection "(j)" thereof and replacing it with "; or" in its place and stead and (c) adding the following new subsection "(k)" immediately thereafter:

                  "(k) an "Event of Default" as defined in the Reimbursement Agreement shall have occurred,"

         Section 1.6. Schedules I, III, IV and VIII to the Credit Agreement are hereby amended in their entirety and are replaced with Schedules I, III, IV and VIII, respectively, attached to Amendment No. 1.

         Section 1.7. Exhibits A, B, C, D, E-1 and E-2 to the Credit Agreement are hereby amended in their entirety and are replaced with Exhibits A, B, C, D, E-1 and E-2, respectively, attached to Amendment No. 1.

                                   ARTICLE II.
                           Conditions of Effectiveness

         Section 2.1. This Amendment shall become effective as of the Amendment No. 1 Effective Date, upon satisfaction of the following conditions precedent:

         a. The Bank shall have received each of the following, in form and substance satisfactory to the Bank and its counsel:

               (1) this Amendment and the amended and restated Revolving Credit Note executed by each Co-Borrower in favor of the Bank;

               (2) a certificate of the Secretary of Green, dated as of the Amendment No. 1 Effective Date and certifying (A) that neither the Certificates of Incorporation nor the By-laws of Green has been amended since the date of their certification; (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors of Green authorizing the execution, delivery and performance of this Amendment and each other Loan Document to which it is a party and the borrowings thereunder; and
                    (C) the incumbency and specimen signature of each officer of Green executing each Loan Document to which Green is a party and any certificates or instruments furnished pursuant hereto, and a certification by another officer of Green as to the incumbency and signature of the Secretary, and together with certified copies of the Certificate of Incorporation and By-laws of Green;

               (3) a certificate of good standing for Green from the Secretary of the State of Delaware dated as of a recent date and a certificate of authorization to do business for Green from the Secretary of the State of Ohio;



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               (4)  a certificate of the Secretary of each of the Original
                    Borrowers, dated as of the Amendment No. 1 Effective Date, certifying (A) the names and true signatures of the officers of such entity authorized to sign this Amendment, the other Loan Documents and any other documents to be delivered by such entity under this Amendment, (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Amendment and each other Loan Document to which it is a party and (C) that neither its Certificate of Incorporation nor By-laws have been amended since the Closing Date;

               (5) a certificate of a duly authorized officer of each of the Co-Borrowers, dated as of the Amendment No. 1 Effective Date, stating that the representations and warranties in
                    Article 4 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

               (6) (A) a Security Agreement duly executed by Green together with UCC-1 financing statements in a form acceptable to the Bank for such jurisdictions as the Bank determines are necessary to perfect the liens created by the Security Agreement and (B) an amendment to Security Agreement duly executed by each Original Borrower;

               (7) an amendment to the Pledge Agreement, duly executed by P&F, with respect the pledge of the shares of Green held by P&F, along with share certificates evidencing such shares and stock powers executed in blank;

               (8) receipt of a copy of duly executed Asset Purchase Agreement and all documents and instruments executed in connection therewith, including but not limited to the Consulting Agreement, Escrow Agreement, Automobile Storage Lease and Bill of Sale;

               (9) combined projections for the Co-Borrowers and Green, for a period of five (5) years;

               (10) a pro forma balance sheet and income statements of P&F and its Subsidiaries (after giving effect to the Asset Purchase Agreement) demonstrating that the Co-Borrowers will be in compliance with the financial condition covenants contained in Section 7.12 of the Credit Agreement;

               (11) a favorable opinion of counsel for Green dated as of the
                    Amendment No. 1 Effective Date with respect to the transactions contemplated hereby and pursuant to the Reimbursement Agreement;

               (12) a certificates of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 of the Credit Agreement;



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               (13) a schedule of all the lease agreements to which Green is a party (other than leases of real property, leases of motor vehicles and leases of equipment which do not require an annual lease expenditure in excess of $50,000) and the Bank shall have been satisfied with its review thereof or, in lieu thereof, a copy of each lease agreement shall be delivered to the Bank prior to the Amendment No. 1 Effective Date;

               (14) Receipt and satisfactory review by the Bank of all (A)
                    documents with respect to any Plans of Green or Old Green (which are to be assumed by Green) and (B) material agreements of Green or Old Green (which are to be assumed by Green);

               (15) the Reimbursement Agreement duly executed by Green, and any other documents executed in connection with the foregoing;
                    and

               (16) such other documents, instruments, agreements, approvals, opinions and evidence as the Bank may reasonably require.

                  b. All conditions precedent set forth in the Reimbursement Agreement shall have been satisfied and the transactions thereunder, including, but not limited to the issuance of the Green Letter of Credit, shall occur simultaneously with the consummation of the transactions contemplated by this Amendment.

                  c. The indebtedness of Green to MidAmerican National Bank & Trust Co. shall have been paid in full simultaneously with the consummation of the transactions contemplated by this Amendment and all existing documentation with respect to said indebtedness shall have been terminated.


                  d. The assets to be acquired pursuant to the Asset Purchase Agreement shall be free and clear of all Liens, except those Liens permitted pursuant to Section 7.01 of the Credit Agreement.


                                  ARTICLE III.
           Representations and Warranties; Effect on Credit Agreement.

         Section 3.1. Each Co-Borrower hereby represents and warrants as follows:

                  a. This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

                  b. Upon the effectiveness of this Amendment, the Original Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment No. 1 Effective Date.



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                  c. No Default or Event of Default has occurred and is
continuing or would exist after giving effect to this Amendment.

                  d. No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

         Section 3.2. Effect on Credit Agreement.

                  a. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  b. Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreement executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  c. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                                   ARTICLE IV.
                                 Miscellaneous.

         Section 4.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         Section 4.2. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         Section 4.3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                              P&F INDUSTRIES, INC.


                              By: /s/ Joseph A. Molino
                                 -----------------------------
                              Title: Vice President

                              FLORIDA PNEUMATIC MANUFACTURING
                              CORPORATION




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                              By: /s/ Joseph A. Molino
                                 -----------------------------
                              Title: Vice President

                              EMBASSY INDUSTRIES, INC.


                              By: /s/ Joseph A. Molino
                                 -----------------------------
                              Title: Vice President

                              GREEN MANUFACTURING, INC.


                              By: /s/ Joseph A. Molino
                                 -----------------------------
                              Title: Vice President

                              EUROPEAN AMERICAN BANK


                              By: /s/ Richard Romano
                                 -----------------------------
                              Title: Vice President


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